UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 22, 2017

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas		66202
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code    (913) 676-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging grown company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2017, Seaboard Overseas Limited, a wholly-owned subsidiary of Seaboard Corporation, together with Seaboard Corporation (together, “Seaboard”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Jean-Claude Mimran, Robert Mimran, Patrick Mimran, and certain other minority shareholders (the “Sellers”).  Pursuant to the Purchase Agreement, Seaboard agreed to purchase substantially all of the stock of five businesses (the “Mimran Flour Business”) operating as Groupe Mimran.  The stock purchased is that of Borisniak Corp., a corporation organized under the laws of the Republic of Panama, Société Les Grands Moulins d’Abidjan, a company organized under the laws of the Republic of Ivory Coast, Les Grands Moulins de Dakar, a company organized under the laws of the Republic of Senegal, Eurafrique, a company organized under the laws of the Principality of Monaco, and Société Méditerranéenne de Transport, a company organized under the laws of the Principality of Monaco.  The combined price is approximately 317.0 million Euros plus an earn-out of between zero and approximately 39.5 million Euros payable between five and eight years following the closing, together with adjustments for final working capital at the time of closing.  Approximately 39.5 million Euros of the purchase price is payable over three years, together with interest at 3.25% per annum.  The closing of the transaction is currently expected to occur on or around January 8, 2018.

The closing of the transaction is subject to the satisfaction of certain closing conditions described below. The Purchase Agreement includes customary representations, warranties and covenants, including certain customary covenants restricting the Sellers and the Mimran Flour Business from taking certain actions between the signing of the Purchase Agreement and the closing of the transaction. The Purchase Agreement also contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties, covenants and agreements. Consummation of the transaction is subject to the satisfaction or waiver of certain closing conditions, including, among other matters: (i) the representations and warranties are true and correct in all material respects; (ii) the receipt of certain consents and approvals; (iii) the absence of a material adverse effect; and (iv) the delivery of certain other agreements and documentation before or at the closing of the transaction.

The foregoing is a summary and does not purport to be a complete description of all terms and conditions of the Purchase Agreement and the other agreements entered into in connection with the transaction. Seaboard intends to file the Purchase Agreement with its next annual report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 26, 2017

Seaboard Corporation

By:	/s/ Robert L. Steer
Robert L. Steer, Executive Vice President,
Chief Financial Officer